As filed with the Securities and Exchange Commission on June 16, 1998

                       Registration No. 33-

                   SECURITIES  AND  EXCHANGE  COMMISSION
                          Washington, D.C.  20549


                                 FORM  S-8
                          REGISTRATION  STATEMENT
                                   UNDER
                       THE  SECURITIES  ACT  OF 1933

                         MATRIX  SERVICE  COMPANY
         (Exact name of registrant as specified in its charter)

                 Delaware                               73-1352174
     (State or other jurisdiction of                 (I.R.S.Employer
     incorporation or organization)                 Identification No.)

       10701 East Ute Street
          Tulsa, Oklahoma                                 74116
(Address of Principal Executive Offices)                (Zip Code)

                          MATRIX SERVICE COMPANY
                          1991 STOCK OPTION PLAN
                         (Full title of the plan)

                              C. William Lee
                           10701 East Ute Street
                          Tulsa, Oklahoma  74116
                              (918) 838-8822
         (Name, address, including zip code, and telephone number,
                including area code, of agent for service)


                      CALCULATION OF REGISTRATION FEE

Title of securities to          Amount to                Proposed maximum
    be registered             be registered          offering price per share
----------------------     -----------------------     ------------------------
    Common Stock,              550,000                        $7.50  (1)
par value $0.01 per share

    Proposed maximum
aggregate offering price   Amount of registration fee
------------------------   --------------------------
    $4,125,000  (1)               $1,216.88 (1)

(1) Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of a share of the Company's Common Stock on the NASDAQ National Market System on June 12, 1998 pursuant to Rule 457(c).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement on Form S-8 is being filed solely to register additional securities. In accordance with General Instruction E of Form S-8, the Company hereby incorporates by reference the contents of the Company's registration statement on Form S-8 (No. 33-71604), as amended, originally filed with the Securities and Exchange Commission (the "Commission") on November 12, 1993 relating to the Matrix Service Company 1991 Stock Option Plan, as amended.


Item 8.  Exhibits.

      Exhibit
      Number     Description
      -------    -----------

       5.1       Opinion of Andrews & Kurth L.L.P.

      23.1 Consent of Andrews & Kurth L.L.P. (included in the opinion field as Exhibit 5.1 to this Registration Statement).

      23.2       Consent of Ernst & Young L.L.P.

      23.3 Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement)